UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 6, 2006

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director.

On July 6, 2006, American Tower Corporation (the “Company”) issued a press release announcing that its Board of Directors had elected David E. Sharbutt as a member of the Board, effective July 6, 2006. A copy of the press release is furnished herewith as Exhibit 99.1.

Mr. Sharbutt most recently served as Chief Executive Officer and Chairman of Alamosa Holdings, Inc., a provider of wireless personal communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since Alamosa was founded in July 1998 and was named Chief Executive Officer of Alamosa in October 1999. Mr. Sharbutt was formerly the President and Chief Executive Officer of Hicks & Ragland Engineering Co., an engineering consulting company, now known as CHR Solutions. While at CHR Solutions, Mr. Sharbutt worked with independent telephone companies in developing strategic, engineering and implementation plans for various types of telecommunications services.

In accordance with the Company’s By-Laws, Mr. Sharbutt will serve as a director until the next annual meeting of stockholders or until his successor is elected and qualified. Mr. Sharbutt has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose this information after any such appointment is made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated July 6, 2006. (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: July 6, 2006	By:	/s/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated July 6, 2006. (Furnished herewith).